Exhibit 23.3

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in Post-Effective Amendment No. 1 on Form S-8 to the Registration Statement (Form S-4 No. 333-219064) of ANGI Homeservices Inc. pertaining to our report dated June 29, 2017, with respect to the combined financial statements of the HomeAdvisor Business included in the Registration Statement (Form S-4 No. 333-219064), filed with the Securities and Exchange Commission.

/s/ ERNST & YOUNG LLP

New York, New York
October 2, 2017